Exhibit 10.2

FIRST AMENDMENT
TO
AMENDED AND RESTATED REGULATIONS
OF
RADIO AUSTIN MANAGEMENT, L.L.C.

     The undersigned members of Radio Austin Management, L.L.C. (hereinafter referred to as the “Company”) hereby amend the Amended and Restated Regulations of the Company (the “Regulations”) as follows:

     Section 1. The exact text of Article VI, Section 6.1 of the Regulations now reads as follows:

     Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

     (a) The unanimous consent in writing of the Members.

     (b) The winding up and liquidation of the Company.

     (c) The sale of all of the outstanding membership interests of the Company, unless within ninety (90) days after such event the purchasers owning a majority-in-interest (within the meaning of Treasury Regulation Section 301.7701-2(b)) give their written consent to continue the business of the Company on the same terms and conditions provided in these Regulations by forming a new limited liability company on terms identical to those set forth in these Regulations.

     Notwithstanding anything to the contrary contained herein, no Member shall voluntarily withdraw from the Company, except following a transfer of such Member’s entire interest in the Company in accordance with Section 7.1.

     Section 2. In all other respects, the Regulations shall remain in full force and effect.

     This First Amendment to the Amended and Restated Regulations is effective as of August 31, 2003.

EMMIS OPERATING COMPANY

By:

Printed:

Its:

SINCLAIR TELECABLE, INC

By:

Printed:

Its: